EXHIBIT 10.1

AGREEMENT

This is an Agreement made as of this 19 day of June, 2015 by and between Continental Rail Corp. (“Continental” or “Corporation”), a Nevada corporation with its principal place of business at 2929 E. Commercial Boulevard, PH-D, Fort Lauderdale, FL 33308, Continental Rail, LLC (“LLC”), a Florida limited liability company with its principal place of business at 2929 E. Commercial Blvd., PH-D, Fort Lauderdale, FL and the Series A Preferred Stockholders of Continental listed on Exhibit A (the “Preferred Shareholders”) with their principal place of business listed opposite their respective names on Exhibit A hereto.

WHEREAS, Continental is a public corporation whose shares are quoted for trading on the OTCQB Tier of the OTC Markets under the symbol “CRCX”;

WHEREAS, LLC is a recently organized limited liability company which intends to provide management services to Golden Gate Capital for the Delta Southern Railroad (“Delta Southern”);

WHEREAS, the holders of interests in the LLC include the Preferred Shareholders;

WHEREAS, the Preferred Shareholders own in the aggregate 600,000 shares of Continental's Series A Preferred Stock, in the amounts set forth opposite their respective names on Exhibit A hereto, which such shares represent 100% of the issued and outstanding shares of such class of securities;

WHEREAS, certain of the Preferred Shareholders are also executive officers and directors of Continental;

WHEREAS, following the execution of the letter of intent in August 2013, Continental has diligently attempted but was unable to obtain financing for the acquisition of Delta Southern, which was subsequently acquired by Golden Gate Capital;

WHEREAS, it was expected that the Corporation would provide management services to Delta Southern following the proposed acquisition of that entity;

WHEREAS, Golden Gate wishes to engage the Preferred Shareholders to manage Delta Southern, but has required that the manager cannot be owned (more than 10%) or controlled by a public company;

WHEREAS, the Corporation believes it is in the best interests of its stockholders to enter into the Agreement as it does not constitute the loss of a corporate opportunity and it is fair to its stockholders;

WHEREAS, in consideration for a 10% membership interest in the LLC (the "Interest") and other actions herein set forth, the Corporation has agreed to waive any rights it may have had to manage the Delta Southern, as well as any other corporate opportunities previously introduced to the Corporation by the Preferred Shareholders and which were not consummated because the Corporation could not obtain financing.

NOW, THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.

Waiver of Interest in Corporate Opportunities and Issuance of Interest.  In consideration for the waiver of its rights, if any, (i) to manage Delta Southern, and (ii) other opportunities introduced to the Corporation by the Preferred Shareholders and which were not consummated because the Corporation could not obtain financing, the LLC hereby issues the Interest to the Corporation , which such Interest shall be fully paid and non-assessable.  As a member of the LLC, Continental shall be entitled to any and all rights and privileges of all other members of the LLC.  Within 10 days from the execution of this Agreement by all parties hereto, the LLC shall cause a certificate or other written evidence of Continental's ownership of the Interest to be delivered to Continental.

2.

Change of Name of Corporation.  As additional consideration, and subject to compliance with applicable Nevada law and FINRA approval, as soon as practicable following the execution of this Agreement by all parties the Corporation shall undertake such actions as are reasonably necessary to change its corporate name so as to permit the LLC the ability to use the name "Continental Rail" in its business..

3.

Cancellation of the Shares.  To facilitate the transaction, and for no additional consideration, the Preferred Shareholders hereby return 600,000 of the shares of Series A Preferred Stock set forth opposite their respective names on Exhibit A hereto (the "Shares") to the Corporation, which such Shares shall be cancelled and returned to the status of authorized but unissued and undesignated shares of Continental's preferred stock. If the shares are held in certificate form, immediately following the execution of this Agreement by all parties, each Preferred Shareholder shall deliver the original certificate representing the Shares so tendered to Continental, together with such additional documents as Continental may reasonably request in order to facilitate the cancellation of such Shares.]

4.

Representations and Warranties.

4.1.

Representations and Warranties of Continental.  Continental hereby warrants and represents to the LLC and the Preferred Shareholders as follows:

4.1.1.

Power and Authority.  Continental is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. Continental is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and/or foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed.  Continental has all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by Continental in connection with this Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by Continental, and, assuming this Agreement has been duly executed by the LLC and the Preferred Shareholders, this Agreement constitutes a valid and binding agreement of Continental, enforceable against Continental in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.1.2.

Consents and Approvals. The execution and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, (a) conflict with or violate the Amended and Restated Articles of Incorporation and Bylaws of Continental, (b) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to Continental, or by which either Continental or its properties or assets may be bound or affected, or (c) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which Continental is a party, or the creation of liens on any of the property or assets of Continental.

4.2.

Representations and Warranties of the LLC.  The LLC hereby warrants and represents to Continental and the Preferred Shareholders as follows:

4.2.1.

Power and Authority.  The LLC is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. The LLC is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and/or foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed.  The LLC has all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by the LLC in connection with this Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by the LLC, and, assuming this Agreement has been duly executed by Continental and the Preferred Shareholders, this Agreement constitutes a valid and binding agreement of the LLC, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.2.2.

Consents and Approvals. The execution and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, (a) conflict with or violate the Articles of Organization and Operating Agreement, if one, of the LLC, (b) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to the LLC, or by which either the LLC or its properties or assets may be bound or affected, or (c) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which the LLC is a party, or the creation of liens on any of the property or assets of the LLC.

4.2.3.

Interest.  The Interest to be issued to Continental in accordance with the terms of this Agreement has been duly authorized by all necessary corporate and member actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of the pre-emptive or similar rights of any person or entity.

4.3.

Representations and Warranties of the Preferred Shareholders.  The Preferred Shareholders jointly and severally hereby warrant and represent to Continental and the LLC as follows:

4.3.1.

Power and Authority.  The Preferred Shareholder has all requisite power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by it in connection with this Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by the Preferred Shareholder, and, assuming this Agreement has been duly executed by Continental and the LLC, this Agreement constitutes a valid and binding agreement of the Preferred Shareholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.3.2.

Consents and Approvals. The execution and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, (a) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to the Preferred Shareholder, or by which its properties or assets may be bound or affected, or (b) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which the Preferred Shareholder is a party, or the creation of liens on any of the property or assets of the Preferred Shareholder.

4.3.3.

Ownership of Shares.  The Preferred Shareholder is the sole record and beneficial owner of the Shares, all of which such Shares are owned free and clear of all liens and encumbrances, and have not been sold, pledged, assigned, transferred or otherwise hypothecated except pursuant to this Agreement.  he Shares are held by the Preferred Shareholder on an uncertificated basis.  There are no outstanding subscriptions, rights, options, warrants or other agreements obligating the Preferred Shareholder to sell or transfer to any third person any of the Shares, or any interest therein.  The Preferred Shareholder has full, sole and absolute power and authority to deliver to Continental the Shares for cancellation in accordance with the terms of this Agreement.

5.

Access to Independent Counsel.  This Agreement has been prepared by Pearlman Schneider LLP, counsel for Continental.  The LLC and each Preferred Shareholder acknowledge that, in executing this Agreement, it has had the opportunity to seek the advice of independent legal and/or tax counsel, and has read and understood all of the terms and provisions of this Agreement and the transactions contemplated hereby.  The LLC and each Preferred Shareholder irrevocably waive any and all conflicts which may exist with respect to the representation of Continental by Pearlman Schneider LLP in connection with this Agreement and the transactions contemplated hereby.

6.

General Provisions.

6.1.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if sent by e-mail transmission (if receipt is electronically confirmed), or by a prepaid overnight courier service (if receipt is confirmed in writing) addressed to the recipient at the addresses set forth earlier in this Agreement (or at such other address for a party as shall be specified by like notice).

6.2.

Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. All prior negotiations and agreements between the parties hereto with respect to the transactions provided for herein are superseded by this Agreement.

6.3.

Waiver.  No waiver of any of the provisions of this Agreement shall be effective against any party to this Agreement unless reduced in writing and duly signed by such party. The waiver by any party of any right hereunder or of any breach of any of the terms hereof or defaults hereunder shall not be deemed a waiver of any other rights or any subsequent breach or default, whether of the same or of a similar nature, and shall not in any way affect the terms hereof except to the extent of such waiver.

6.4.

Amendment.  This Agreement can not be amended or modified unless made in writing and duly signed by or on behalf of the parties hereto.

6.5.

Construction.  Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law and in such a way as to, as closely as possible, achieve the intended economic effect of such provision and this Agreement as a whole, but if any provision contained herein is, for any reason, held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or any other provisions hereof, unless such a construction would be unreasonable.

6.6.

Assignment.  This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assignees.

6.7.

Costs and Expenses.  Except as set forth herein, each party shall pay its own and its advisers' fees and expenses (including financial and legal advisors) incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated herein.

6.8.

Non-Impairment of Rights.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

6.9.

Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of the Agreement signed by the other party or parties hereto. Delivery of an executed copy of this Agreement by facsimile transmission shall have the same effect as delivery of an originally executed copy of this Agreement, whether an originally executed copy shall be delivered subsequent thereto.

6.10.

Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely therein, without giving effect to the rules and conflicts of law.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

CONTINENTAL RAIL CORP.

By:	/s/ John H. Marino, Jr.
John H. Marino, Jr., Chief Executive Officer

CONTINENTAL RAIL, LLC

By:	/s/ John H. Marino, Jr.
John Marino, Jr., Managing Member

PREFERRED SHAREHOLDERS:

/s/ John H. Marino, Jr.
John H. Marino, Jr.

Estate of John H. Marino, Sr.

By:	/s/ John H. Marino, Jr.
John H. Marino, Jr., on behalf of the
Estate of John H. Marino, Sr.

/s/ Timothy S. Hart
Timothy S. Hart

/s/ Neil Swartz
Neil Swartz

/s/ Larry Coe
Larry Coe

Exhibit A

Preferred Shareholder

Name	Address	No. of Shares Tendered for Cancellation

John H. Marino, Jr.	102 N.E. 2nd Street, Apt. 315 Boca Raton, FL 33432	180,000
Timothy S. Hart	2929 E. Commercial Blvd., PH-D Fort Lauderdale, FL 33308	180,000
Neil Swartz	2929 E. Commercial Blvd., PH-D Fort Lauderdale, FL 33308	180,000
Estate of John H. Marino, Sr.	102 N.E. 2nd Street, Apt. 315 Boca Raton, FL 33432	42,000
Larry Coe	848 NE 76th Street Boca Raton, FL 33487	18,000
		600,000